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Exhibit 99.1

FEDEX CORP. ANNOUNCES STOCK REPURCHASE PROGRAM

    MEMPHIS, TN., September 24, 2001. . . FedEx Corporation (NYSE: FDX) today announced that its Board of Directors has authorized management to repurchase, within its discretion, up to 5 million shares of the company's common stock.

    The company said purchases may be made in the open market and in negotiated or block transactions. FedEx currently has 298 million shares outstanding.

    With annual revenues of $20 billion, FedEx Corp. is the premier global provider of transportation, e-commerce and supply chain management services. The company offers integrated business solutions through a network of subsidiaries operating independently, including: FedEx Express, the world's largest express transportation company; FedEx Ground, North America's second largest provider of small-package ground delivery service; FedEx Freight, a leading provider of regional less-than-truckload freight services; FedEx Custom Critical, the world's largest provider of expedited time-critical shipments; and FedEx Trade Networks, a provider of customs brokerage, consulting, information technology and trade facilitation solutions.

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  Exhibit 99.1
FEDEX CORP. ANNOUNCES STOCK REPURCHASE PROGRAM